Exhibit 10.8

September 24, 2024

Eterna Therapeutics Inc.

1035 Cambridge Street, Suite 18A

Cambridge, Massachusetts 02141

Ladies and Gentlemen:

The undersigned intends to enter into an Exchange Agreement (the “Exchange Agreement”) with Eterna Therapeutics Inc. (the “Company”), pursuant to which the undersigned will exchange (the “Exchange”) certain convertible notes issued by the Company and/or warrants to purchase shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), held by the undersigned for shares of Common Stock.

To induce the Company to enter into the Exchange Agreement and as a condition for consummating the Exchange, other than pursuant to the Exchange, the undersigned hereby agrees that the undersigned will not, and will cause its affiliates not to, during the period commencing on the date hereof and ending on the nine (9) month anniversary of the date on which the Closing (as such term is defined in the Exchange Agreement) occurs (the “Lock-Up Period”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether now owned or hereafter acquired by the undersigned or any of its affiliate or with respect to which the undersigned or any of its affiliates has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another party, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; or (3) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities owned by the undersigned and/or its affiliates for the duration of the Lock-up Period.

In addition to being entitled to exercise all rights under law, including recovery of damages, the undersigned hereby acknowledges and agrees that (1) the Company shall be entitled to specific performance of the undersigned’s obligations hereunder, and (2) monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this letter agreement and hereby waives and agrees not to assert in any suit, action or proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate. The undersigned hereby represents that the undersigned has the power and authority to execute and deliver this letter agreement and to perform its obligations herein, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Exchange Agreement.

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This letter agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (1) it is not personally subject to the jurisdiction of such court, (2) the suit, action or proceeding is brought in an inconvenient forum, or (3) the venue of the suit, action or proceeding is improper. The undersigned hereby waives any right to a trial by jury. The undersigned further understands that the agreements contained herein are irrevocable and shall be binding upon the undersigned and its affiliates and their respective heirs, legal representative, successors and assigns.

Very truly yours,

(Name- Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

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